Exhibit 10.2

AMENDMENT NUMBER THIRTEEN TO CREDIT AGREEMENT AND WAIVER

This AMENDMENT NUMBER THIRTEEN TO CREDIT AGREEMENT AND WAIVER (this “Amendment”) is entered into as of May 13, 2008, by the lenders identified on the signature pages hereof (the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”; and together with the Lenders, the “Lender Group”), BUCA, INC., a Minnesota corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), with reference to the following:

WHEREAS, Borrowers and the Lender Group are parties to that certain Credit Agreement, dated as of November 15, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have advised the Lender Group that an Event of Default has occurred and is continuing under the Credit Agreement as a result of Borrowers’ failure to maintain a Fixed Charge Coverage Ratio of 0.00:1.00 for the 12 month period ending March 30, 2008 as required by Section 6.16(a)(ii) of the Credit Agreement (the “Designated Event of Default”);

WHEREAS, Borrowers have requested that the Lender Group agree to waive the Designated Event of Default and amend the Credit Agreement, as set forth herein; and

WHEREAS, upon the terms and conditions set forth herein, the Lender Group is willing to accommodate Borrowers’ requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

(a) Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Sale-Leaseback Reserve less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.”

(b) Schedule 1.1 to the Credit Agreement is hereby amended by adding the following definition of “Sale-Leaseback Reserve” in proper alphabetical order:

“ “Sale-Leaseback Reserve” means a reserve in an amount equal to the greater of (a) $1,500,000, and (b) 50% of the Net Cash Proceeds actually received by Borrowers pursuant to that certain Contract of Sale, effective as of April 25, 2008 (the “Sale-Leaseback Contract”), between Buca Restaurants 2, Inc., a Minnesota corporation and Barton Creek Capital, LLC, a Texas limited liability company, which reserve may be released or reinstated in whole or in part from time to time by Agent in its sole and absolute discretion; provided that, anything to the contrary contained in the foregoing notwithstanding, if the transactions contemplated by the Sale-Leaseback Contract are not consummated the amount of the Sale-Leaseback Reserve shall be zero.”

(c) Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Borrowing Base” as follows:

“ “Borrowing Base” means, as of any date of determination, the result of:

(a) the lesser of

(i) (A) as of any date of determination (other than any date of determination that falls during one of the periods set forth in clauses (B) and (C) below), the product of 1.75 times TTM EBITDA for the most recently ended 12 consecutive monthly periods for which financial statements have been delivered pursuant to Section 5.3, (B) as of any date of determination during the fiscal month ended August 24, 2008, the lesser of (y) the product of 2.10 times TTM EBITDA for the most recently ended 12 consecutive monthly periods for which financial statements have been delivered pursuant to Section 5.3, and (z) the sum of (I) the product of 1.75 times TTM EBITDA for the most recently ended 12 consecutive monthly periods for which financial statements have been delivered pursuant to Section 5.3 plus (II) $1,700,000, and (C) as of any date of determination during the fiscal month ended September 28, 2008, the lesser of (y) the product of 2.10 times TTM EBITDA for the most recently ended 12 consecutive monthly periods for which financial statements have been delivered pursuant to Section 5.3, and (z) the sum of (I) the product of 1.75 times TTM EBITDA for the most recently ended 12 consecutive monthly periods for which financial statements have been delivered pursuant to Section 5.3 plus (II) $1,000,000, and

(ii) 50% of the most recently determined Enterprise Value;

minus

(b) the sum of (i) the Bank Product Reserve, (ii) the Sale-Leaseback Reserve, and (iii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).”

3. Waiver of Designated Event of Default. Subject to the satisfaction by Borrowers of the conditions precedent set forth in Section 4 herein, and anything in the Credit Agreement to the contrary notwithstanding, the Lender Group hereby waives the Designated Event of Default; provided, however, nothing herein shall be deemed a waiver with respect to any other future failure of Borrowers to comply fully with any provision of the Credit Agreement or any other provision of any Loan Document. This waiver shall be effective only for the Designated Event of Default, and in no event shall this waiver be deemed to be a waiver of, or a waiver of enforcement of any of the Lender Group’s rights with respect to, any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between any Borrower and any member of the Lender Group shall be a waiver of any rights or remedies any member of the Lender Group has or may have against Borrowers, except as specifically provided herein. Except as specifically provided herein, each member of the Lender Group hereby reserves and preserves all of its rights and remedies against Borrowers under the Credit Agreement and the other Loan Documents.

4. Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b) Agent shall have received a reaffirmation and consent substantially in the form attached hereto as Exhibit A, duly executed and delivered by each Guarantor.

(c) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement, as amended hereby, and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force as of the date hereof by any Governmental Authority against any Borrower, any Guarantor, Agent, or any Lender.

(g) Borrowers shall have paid all of the Lender Group Expenses incurred by Agent in connection with this Amendment and the other transactions referred to herein.

5. Release.

(a) Effective on the date hereof, each Borrower and each Guarantor hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of the officers, directors, employees, and agents of Agent, each Lender and their respective Affiliates (collectively, the “Releasees”), from any and all claims, suits, investigations, proceedings, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which such Borrower or such Guarantor ever had from the beginning of the world, or now has against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee in connection with the Credit Agreement or any other Loan Document or the transactions contemplated thereby or related thereto, except for the duties and obligations set forth in the Credit Agreement as modified hereby and the other Loan Documents. As to each and every claim released hereunder, each Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the State of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

(b) Each Borrower and each Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Borrower or such Guarantor pursuant to the above release. Each Borrower and each Guarantor further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If any Borrower or any Guarantor, or any of its successors, assigns or other legal representations violates the foregoing covenant, such Borrower or such Guarantor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys fees and costs incurred by such Releasee as a result of such violation.

6. Costs and Expenses. Borrowers agree to pay all reasonable out-of-pocket costs and expenses of each member of the Lender Group (including, without limitation, the reasonable fees and disbursements of outside counsel to each member of the Lender Group) in connection with the preparation, execution and delivery of this Amendment and all agreements and documents executed in connection herewith and the review of all documents incidental thereto.

7. Representations and Warranties; Reaffirmations.

(a) Each Borrower represents and warrants to the Lender Group that (i) the execution, delivery, and performance of this Amendment and the Credit Agreement, as amended hereby, (A) are within its corporate or limited partnership powers, (B) have been duly authorized by all necessary corporate or limited partnership action on its part, and (C) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority binding on it, or of the terms of its Governing Documents, or of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (ii) each of this Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms (except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally); (iii) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing on the date hereof; and (iv) after giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(b) Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party effective as of the date hereof. Each Borrower hereby acknowledges, confirms and agrees that Agent has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral (subject only to Permitted Liens) granted to Agent pursuant to the Loan Documents or otherwise held by Agent.

8. Compromise Negotiations. Other than the provisions of this Amendment explicitly set forth herein, any discussions between the parties hereto in reference to the drafting hereof (the “Negotiations”) shall not be utilized or admissible in any subsequent litigation between the parties hereto. All such Negotiations shall be considered “compromise negotiations” pursuant to N.Y. C.P.L.R. 4547, Fed. R. Evid. 408 and any comparable provision of any other state or federal law which may now or in the future be deemed applicable to the Negotiations, and none of such Negotiations shall be considered “otherwise discoverable” or be permitted to be discoverable or admissible for any other purpose or to prove “bias, prejudice, interest of a witness or a party, negativing a contention of undue delay, or an effort to obstruct a criminal investigation or prosecution” as provided by N.Y. C.P.L.R. 4547, Fed. R. Evid. 408 and any comparable provision of any other state or federal law which may now or in the future be deemed applicable to the Negotiations.

9. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

10. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11. Effect on Loan Documents.

(a) The Credit Agreement and each of the other Loan Documents, as amended, modified or waived hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

12. Entire Agreement. This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BUCA, INC. a Minnesota corporation

By:	/s/ Richard G. Erstad
Title:	General Counsel

BUCA RESTAURANTS, INC. a Minnesota corporation

By:	/s/ Richard G. Erstad
Title:	Secretary

BUCA TEXAS RESTAURANTS, L.P. a Texas limited partnership

By:	Buca Restaurants, Inc., its general partner

	By:	/s/ Richard G. Erstad
	Title:	Secretary

BUCA RESTAURANTS 2, INC. a Minnesota corporation

By:	/s/ Richard G. Erstad
Title:	Secretary

BUCA (MINNEAPOLIS), INC. a Minnesota corporation

By:	/s/ Richard G. Erstad
Title:	Secretary

WELLS FARGO FOOTHILL, INC. a California corporation, as Agent and as a Lender

By:	/s/ Kelly Walsh
Title:	Vice President